Exhibit 99.1

SPACEHAB, Inc.

12130 Highway 3, Bldg. 1

Webster, Texas 77598-1504

1.713.558.5000

fax:  1.713.558.5960

www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB ANNOUNCES RECEIPT OF NASDAQ STAFF DEFICIENCY LETTER

Houston, Texas, April 8, 2008 – SPACEHAB, Incorporated (NASDAQ: SPAB), a provider of commercial space services, today announced that the Company’s common stock has closed for more than 30 consecutive days below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market under Marketplace Rule 4310(c)(4).

In accordance with Nasdaq rules, the Company has been afforded 180 calendar days, or until October 6, 2008, to regain compliance with the minimum bid price requirements. If at anytime before October 6, 2008 the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company complies with the Marketplace Rule.

About SPACEHAB, Incorporated

SPACEHAB is a commercial and entrepreneurial force in the space industry providing a full spectrum of products and services to both the government and private sectors. The Company offers space access and payload integration services, production of valuable commercial products in space, spacecraft pre-launch processing facilities and services, development and extension of space-based products to the consumer market, and program and engineering support ranging from development and manufacturing of flight hardware to large scale government project management.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Eva-Marie deCardenas

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5071

edecardenas@spacehab.com

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